                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            VISUAL EDGE SYSTEMS INC.
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                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                                 April 15, 1999

Dear Stockholder:

         You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Visual Edge Systems Inc. (the "Company"), which will be held at the Company's principal executive office, 2424 North Federal Highway, Suite 100, Boca Raton, Florida, on Friday, May 14, 1999, commencing at 10:00 a.m. (local time). We look forward to greeting as many of our stockholders as are able to be with us.

         At the meeting, you will be asked to: (1) elect five Directors of the Company to serve until the next Annual Meeting and until their successors are duly elected and qualified; (2) approve amendments to the Company's Certificate of Incorporation which will effect a reverse stock split of the Company's common stock (such split to combine a number of outstanding shares of common stock between two (2) and four (4) into one (1) share of common stock) depending upon a determination by the Board of Directors that such a reverse stock split is advisable to comply with the listing requirements of the Nasdaq SmallCap Market, among other considerations, and authorizing the Board of Directors to file one such amendment; (3) consider and act upon an amendment to the Visual Edge Systems Inc. Amended and Restated 1996 Stock Option Plan; and
(4) transact such other business as may properly come before the meeting and any adjournment thereof.

         We hope you will find it convenient to attend the meeting in person. Whether or not you expect to attend, to assure your representation at the meeting and the presence of a quorum, please complete, date, sign and mail promptly the enclosed proxy card (the "Proxy"), for which a return envelope is provided. No postage need be affixed to the Proxy if it is mailed in the United States. After returning your Proxy, you may, of course, vote in person on all matters brought before the meeting.

         The Company's Annual Report for the fiscal year ended December 31, 1998 is being mailed to you together with the enclosed proxy materials.


                                            Sincerely,



                                            Earl Takefman
                                            CHIEF EXECUTIVE OFFICER

                            VISUAL EDGE SYSTEMS INC.
                     2424 North Federal Highway, Suite 100
                           Boca Raton, Florida 33431

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held On May 14, 1999

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Visual Edge Systems Inc., a Delaware corporation (the "Company"), will be held at the Company's principal executive office, 2424 North Federal Highway, Suite 100, Boca Raton, Florida 33431, on Friday, May 14, 1999, at 10:00 a.m.
(local time), for the following purposes:

         (1) to elect five Directors, each to serve until the next Annual Meeting and until his successor is duly elected and qualified;

         (2) to approve amendments to the Company's Certificate of Incorporation which will effect a reverse stock split of the Company's common stock (such split to combine a number of outstanding shares of common stock between two (2) and four
                  (4) into one (1) share of common stock) depending upon a determination by the Board of Directors that such a reverse stock split is advisable to comply with the listing requirements of the Nasdaq SmallCap Market, among other considerations, and authorizing the Board of Directors to file one such amendment;

         (3) to consider and act upon an amendment to the Visual Edge Systems Inc. Amended and Restated 1996 Stock Option Plan; and

         (4) to transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

         The accompanying proxy is solicited by the Board of Directors of the Company. A copy of the Company's Annual Report to Stockholders, Proxy Statement and form of proxy are enclosed.

         Only stockholders of record as of the close of business on April 12, 1999 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. Such stockholders may vote in person or by proxy.

         You are cordially invited to be present at the Annual Meeting. It is important to you and to the Company that your shares be voted at the Annual Meeting.



                                     By Order of the Board of Directors



                                     Earl Takefman
                                     CHIEF EXECUTIVE OFFICER

April 15, 1999

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                               IMPORTANT NOTICE:

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT CAREFULLY AND THEN
TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE. AS SET FORTH IN THE PROXY STATEMENT, THE GIVING OF THE PROXY WILL NOT AFFECT YOUR RIGHT TO ATTEND AND TO VOTE AT THE ANNUAL MEETING.

===============================================================================

                            VISUAL EDGE SYSTEMS INC.

                              --------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 14, 1999

         This Proxy Statement and the accompanying form of proxy ("Proxy") are being furnished to the stockholders of Visual Edge Systems Inc., a Delaware corporation (the "Company"), in connection with the solicitation of Proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's principal executive office, 2424 North Federal Highway, Suite 100, Boca Raton, Florida, on May 14, 1999, at 10:00 a.m. (local time), and at any adjournment thereof. Only stockholders of record as of the close of business on April 12, 1999 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting.

         This Proxy Statement and the accompanying Proxy, together with a copy of the Company's Annual Report to Stockholders for the year ended December 31, 1998 (the "Annual Report"), are being sent or given to the stockholders commencing on or about April 15, 1999.

         At the Annual Meeting, the stockholders of the Company will be asked:
(i) to elect five Directors of the Company to serve until the next Annual Meeting and until their successors are duly elected and qualified; (ii) to approve amendments to the Company's Certificate of Incorporation (the "Reverse Split Amendment") which will effect a reverse stock split (the "Reverse Stock Split") of the Company's common stock, par value $.01 per share (the "Common Stock") (such split to combine a number of outstanding shares of Common Stock between two (2) and four (4) into one (1) share of new common stock, par value $.01 per share (the "New Common Stock")) depending upon a determination by the Board of Directors that the Reverse Stock Split is advisable to comply with the listing requirements of the Nasdaq SmallCap Market, among other considerations, and authorizing the Board of Directors to file one such amendment; (iii) to consider and act upon an amendment to the Visual Edge Systems Inc. Amended and Restated 1996 Stock Option Plan; and (iv) to transact any other business that may properly come before the meeting and any adjournment thereof.

         The principal executive office of the Company is located at 2424 North Federal Highway, Suite 100, Boca Raton, Florida 33431 and the Company's telephone number at that address is (561) 750-7559.

         STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING FORM OF PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

SOLICITATION OF PROXIES

         If the accompanying Proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified in the Proxy. In the absence of instructions to the contrary, such shares will be voted (i) in favor of the nominees for election to the Board of Directors listed in this Proxy Statement and named in the accompanying Proxy,
(ii) to approve the Reverse Split Amendment which will effect the Reverse Stock Split of the Company's Common Stock (such split to combine a number of outstanding shares of Common Stock between two (2) and four (4) into one (1) share of New Common Stock) depending upon a determination by the Board of Directors that the Reverse Stock Split is advisable to comply with the listing requirements of the Nasdaq SmallCap Market, among other considerations, and authorizing the Board of Directors to file one such amendment, and (iii) to approve an amendment to the Visual Edge Systems Inc. Amended and Restated 1996 Stock Option Plan. The Board of Directors does not intend to bring any other matters before the Annual Meeting and is not aware of any matters that will come before the Annual Meeting other than as described herein. In the absence of instructions to the contrary, however, it is the intention of each of the persons named in the accompanying Proxy to vote all properly executed Proxies on behalf of the stockholders they represent in accordance with their discretion with respect to any such other matters properly coming before the Annual Meeting. The expenses with respect to this solicitation of Proxies will be paid by the Company.

         Any stockholder may revoke such stockholder's Proxy at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation). A Proxy may be revoked by written notice of revocation received prior to the Annual Meeting, by attending the Annual Meeting and voting in person or by submitting a signed Proxy bearing a subsequent date. A written notice revoking a previously executed Proxy should be sent to the Company at 2424 North Federal Highway, Suite 100, Boca Raton, Florida 33431, Attention: Secretary. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a Proxy.

VOTING SECURITIES AND BENEFICIAL OWNERSHIP

         Only holders of record of the Common Stock of the Company, as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. Each share of Common Stock entitles the registered holder thereof to one vote on each matter to come before the Annual Meeting. As of the close of business on the Record Date, there were 10,398,440 shares of the Common Stock outstanding. The presence, in person or by Proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting will constitute a quorum. Assuming a quorum, the nominees receiving a plurality of the votes cast at the Annual Meeting for the election of Directors will be elected as Directors. Votes that are withheld will be counted for purposes of determining the presence or absence of a quorum but will have no other effect. Broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum but will have no effect on the outcome of the election of Directors.

         The following table sets forth certain information, as of March 29, 1999, relating to the beneficial ownership of shares of the Common Stock by:
(i) each person or entity who is known by the Company to own beneficially five percent or more of the outstanding Common Stock; (ii) each of the Company's executive officers, directors and nominees as a director; and (iii) all directors and executive officers of the Company as a group.

                                                                   PERCENTAGE
                                              BENEFICIAL           BENEFICIAL
                                             OWNERSHIP OF         OWNERSHIP OF
BENEFICIAL HOLDER                           COMMON STOCK(1)     COMMON STOCK (1)
-----------------                           ---------------     ----------------
Earl Takefman(2)..........................    1,696,960              12.0%
Infinity Investors Limited(3).............    1,039,388               7.4%
Ronald F. Seale(4)........................      976,000               6.9%
Alan L. Lubell(5).........................      767,786               5.4%
Richard Parker(6).........................      702,000               5.0%
Tom Peters(7).............................      254,566               1.8%
Melissa Forzly(8).........................       27,500                *
Mark Hershhorn(9).........................        5,000                *
Beryl Artz(10)............................        3,333                *
All directors and executive officers
 as a group (seven persons)...............    3,665,359              26.0%

----------
*Less than 1%

(1) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of the Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date of this Proxy Statement upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that (a) options that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date of this Proxy Statement, have been exercised and (b) securities convertible into shares of Common Stock that are held by such person (but not those held by any other person) and which are convertible within 60 days of the date of this Proxy Statement, have been converted.

(2) Includes (i) 1,159,482 shares owned by Status-One Investments Inc., a Delaware corporation owned by Earl Takefman and certain family members ("Status-One"), and (ii) presently exercisable options to acquire 537,478 shares of Common Stock, but does not include 2,136 shares of Common Stock owned by Mr. Takefman's spouse, as to which shares Mr. Takefman disclaims beneficial ownership.

(3) Includes shares beneficially owned by IEO Holdings Limited, Glacier Capital Limited and Summit Capital Limited, which entities have affirmed the existence of a "group" as such term is used in Rule 13d-5 promulgated under the Securities Exchange Act of 1934, as amended. For all of such entities, excludes all shares underlying Notes and Preferred Stock held by such entities. Information regarding these entities has been obtained from the Schedule 13G, filed February 16, 1999, with respect to the "group" in which these entities are included.

(4) Includes 976,000 shares owned by Marion Interglobal, Ltd., a British Virgin Islands corporation of which Mr. Seale is Senior Managing Director.

(5) Does not include 21,827 shares of Common Stock that Mr. Lubell has agreed to give to certain persons.

(6) Includes presently exercisable options to acquire 700,000 shares of Common Stock.

(7) Includes presently exercisable options to acquire 240,411 shares of Common Stock.

(8) Includes presently exercisable options to acquire 27,500 shares of Common Stock.

(9) Includes presently exercisable options to acquire 5,000 shares of Common Stock.

(10) Excludes shares underlying options to acquire 1,667 shares of Common Stock, none of which are exercisable within 60 days.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

         Five directors are to be elected to hold office until the next annual meeting and until their respective successors are elected and qualified.

         The following information is furnished with respect to the five nominees for election as Directors. The Board of Directors has recommended the nominees named below. Unless otherwise instructed, it is the intention of the persons named in the accompanying Proxy to vote all shares of the Common Stock represented by properly executed Proxies for the nominees named below. Although such nominees have indicated that they will serve as Directors of the Company, should any of them be unable to serve, the Proxies will be voted for the election of a substitute nominee designated by the Board of Directors or the Board of Directors will elect to reduce the number of Directors constituting the Board of Directors. There is no cumulative voting for Directors.

NOMINEES FOR DIRECTORS

         RONALD F. SEALE, age 51, has been Chairman of the Board of the Company since May 1998. Mr. Seale also presently serves as a Senior Managing Director of Marion Interglobal, Ltd., an investment group, as well as Senior Managing Director of Bayfront Holdings Inc., an investment group, and Chairman of the Board of Aim Holdings, Inc., an investment group. From 1986 until 1998, Mr. Seale served as President of Tristar Acquisitions, an investment group. From 1967 until 1984, Mr. Seale worked in the securities industry for Merrill Lynch, Paine Webber, Shearson American Express and Prudential Bache. Mr. Seale is a former director of Progressive National Bank of Louisiana.

         EARL TAKEFMAN, age 49, a co-founder of the Company, has been Chief Executive Officer of the Company since March 1995. Prior to founding the Company, Mr. Takefman was Co-Chief Executive Officer of SLM International, Inc. ("SLM"), a publicly traded toy and sporting goods company, from December 1989 to August 1994. From 1980 to 1989, prior to joining SLM, Mr. Takefman was Chief Operating Officer of Charan Industries ("Charan"), a publicly traded Canadian toy and sporting goods company. Mr. Takefman received a Bachelor of Architecture degree in 1971 and a Masters of Business Administration degree from McGill University in Montreal, Canada in 1973.

         RICHARD PARKER, age 37, has been the Company's President and Chief Operating Officer since July 1996. From February 1990 until his appointment as Chief Operating Officer of the Company, Mr. Parker was the founder, owner and president of Diomo Marketing Inc. and Devrew Merchandising Inc., companies engaged in marketing and selling consumer products in Canada. From August 1984 to February 1990, Mr. Parker held various positions, including Vice President, at Charan. Mr. Parker graduated from Vanier College in Montreal in 1980.

         MARK HERSHHORN, age 50, became a director of the Company on July 24, 1996 upon completion of the Company's initial public offering. From November 1994 until April 1997, Mr. Hershhorn served as President and Chief Executive Officer and as a director of National Media Corporation of Philadelphia, a publicly-traded worldwide infomercial company, and as Chairman of the Board of its international subsidiary, Quantum International, Inc. From August 1994 to November 1994, Mr. Hershhorn acted as President and Chief Operating Officer of National Media. Mr. Hershhorn was President and Chief Operating Officer of Buckeye Communications, a publicly traded corporation, from June 1993 to August 1994 and of National Media from December 1991 to April 1993. From 1990 to December 1991, Mr. Hershhorn was a

Senior Vice President of Food Marketing for Nutri-Systems Inc., a diet food company. Prior to joining Nutri-Systems, he held various positions at the Franklin Mint, including Chief Financial Officer, Treasurer, Vice President and director, from 1985 to 1990. Mr. Hershhorn received a Bachelor of Arts degree in economics from Rutgers University and a Masters of Business Administration degree from the Wharton School of Business at the University of Pennsylvania. He currently serves as a member of the Wharton School Graduate Executive Board.

         BERYL ARTZ, age 46, became a director of the Company on March 19, 1997. Since March 1995, Mr. Artz has served as an Executive Vice President and director for Club Corporation of America, a corporation that owns and manages golf courses, in which position he has responsibility for private clubs, public golf and semi-private club operations within Texas and the Southeast United States. From January 1988 until January 1995, Mr. Artz was the Executive Vice President of GolfCorp, a corporation that owns and manages golf courses, where he had responsibility for the public golf course and semi-private club operations. Mr. Artz also currently serves as an advisor to the Board of Directors of Club Corporation International, a privately held corporation that owns and manages golf courses and that has annual gross revenues of over $700 million and over 228,000 memberships nationwide.

VOTE REQUIRED FOR APPROVAL

         The five nominees receiving a plurality of the votes cast at the Annual Meeting for the election of Directors will be elected as Directors.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                   FOR ITS NOMINEES TO THE BOARD OF DIRECTORS

COMPENSATION OF DIRECTORS

         The Company reimburses Directors for reasonable travel expenses incurred in connection with their activities on behalf of the Company, but does not give its Directors additional compensation for serving as Directors or for attending Board of Directors meetings. Each Director who is not an employee of the Company receives an initial grant of non-qualified options to purchase 5,000 shares of the Common Stock under the Company's Amended and Restated 1996 Stock Option Plan (the "Plan"). Non-employee directors receive annual grants of non-qualified options to purchase 2,500 shares of the Common Stock.

BOARD AND COMMITTEE MEETINGS

         The Company's Board of Directors met on five occasions in 1998. All of the Directors attended at least 75% of the meetings of the Board of Directors during 1998.

         Nominees for election as a director of the Company are selected by the full Board of Directors, acting as a nominating committee. Nominations for directors, other than those made by the entire Board of Directors, will not be eligible to be voted upon at an annual meeting unless submitted in accordance with the procedure set forth under the heading "STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2000 ANNUAL MEETING."

         The Board of Directors has an Audit Committee and a Compensation Committee. The members of the Audit Committee presently consist of Messrs. Artz and Hershhorn. The members of the Compensation Committee presently consist of Messrs. Seale, Takefman and Hershhorn.

         The Audit Committee is generally responsible for recommending the appointment of the Company's independent auditors and overseeing the accounting and internal audit functions of the Company. Audit Committee members regularly talk with the Company's financial management and independent auditors to review the results of their examinations, the general scope of their audit services and their opinions on the adequacy of internal controls and quality of financial reporting. The Audit Committee met one time during 1998. All of the members of the Audit Committee attended the meeting of such committee during 1998.

         The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors concerning remuneration of the Company's executive officers. The Compensation Committee also administers the Plan and determines the amounts of, and the individuals to whom, awards shall be made thereunder. The Compensation Committee met one time during 1998. All of the members of the Compensation Committee attended the meeting of such committee during 1998.

              PROPOSAL NO. 2 - APPROVAL OF REVERSE SPLIT AMENDMENT

         On April 13, 1999 the last reported sale price of the Common Stock on the Nasdaq SmallCap Market was $0.75 per share. As discussed below, the recent per share price of the Common Stock has raised concerns that the Common Stock could be delisted from the Nasdaq SmallCap Market. On March 1, 1998, the Company received a letter from Nasdaq stating that the Common Stock would be delisted if the Company does not demonstrate compliance with Nasdaq's minimum bid price requirement by the close of business on June 1, 1999.

         On April 6, 1999, the Board of Directors authorized, subject to stockholder approval, the Reverse Split Amendment to the Certificate of Incorporation which will effect the Reverse Stock Split of the Common Stock, such split to combine a number of outstanding shares of Common Stock between two (2) and four (4) into one (1) share of New Common Stock, depending upon a determination by the Board of Directors that the Reverse Stock Split is advisable as a means of increasing the market price of the Company's stock to a level sufficient to maintain its listing on the Nasdaq SmallCap Market, among other considerations.

         Stockholders will, by voting to approve the Reverse Split Amendment, approve a reverse stock split pursuant to which multiple shares of Common Stock will be combined into one share of New Common Stock. The number of shares of Common Stock to be combined into one share of New Common Stock will be a number (including tenths of shares) not less than two (2) nor more than four (4), as determined by the Board of Directors (the "Split Ratio"), which would result in the greatest likelihood of increasing the market price of the Company's stock to a level sufficient to maintain its listing on the Nasdaq SmallCap Market, among other effects. THERE CAN BE NO ASSURANCE THAT ANY OF THE INTENDED EFFECTS OF THE REVERSE STOCK SPLIT WILL OCCUR. By approving the Reverse Split Amendment, stockholders will approve amendments to the Certificate of Incorporation of each number between two and four, and authorize the Board of Directors to file only one such amendment and to abandon each amendment not selected by the Board of Directors. The Reverse Split Amendment filed with the Secretary of State of the State of Delaware will contain the number selected by the Board of Directors.

         If approved by the stockholders, the Reverse Stock Split would become effective as of 5:00 p.m., New York City time, on the date of filing the Reverse Split Amendment with the Secretary of State of the State of Delaware (the "Effective Time"). If no Reverse Stock Split is effected by the Effective Time, the

Board of Directors will take action to abandon the Reverse Stock Split pursuant to Section 242(c) of the Delaware General Corporation Law.

         The Company believes that the discretion granted to the Board of Directors by the Reverse Split Amendment is in compliance with the Delaware General Corporation Law. Nevertheless, the Company has not received a written opinion of counsel to this effect and there can be no assurance that the Reverse Split Amendment is in compliance with the Delaware General Corporation Law.

         The complete text of the Reverse Split Amendment is set forth in Exhibit A to this Proxy Statement.

REASONS FOR THE REVERSE SPLIT AMENDMENT

         The trading market for the Common Stock is currently the Nasdaq SmallCap Market. One of the requirements for continued listing on the Nasdaq SmallCap Market is a minimum bid price of $1 per share. On March 1, 1999, the Company received a letter from Nasdaq notifying the Company that the Common Stock had failed to maintain a closing bid price of at least $1 per share for 30 consecutive trading days. The letter stated that if the closing bid price of the Common Stock was not at least $1 per share for a minimum of ten consecutive trading days (the "Minimum Price Condition") by June 1, 1999, the Common Stock would be subject to delisting from Nasdaq effective with the close of business on June 1, 1999. The letter went on to say that the delisting would be stayed if Nasdaq received a request for a hearing by the close of business on June 1, 1999. If the Company fails to satisfy the Minimum Price Condition and requests a hearing, and the Company proposes to the hearing panel a plan (such as a reverse stock split) that is reasonably likely to result in the satisfaction of the Minimum Price Condition in the following 30 to 45 days, the panel may extend the stay for that period. However, there can be no assurance that the Common Stock would not be delisted after the hearing for failure to meet the Minimum Price Condition or another of the Nasdaq maintenance standards. If it were delisted from Nasdaq, the Common Stock would trade on the OTC Bulletin Board, which, as discussed below, may have a material adverse effect on the ability of the Company to finance its operations in the future and on the liquidity of the Common Stock.

         The Board of Directors believes that the delisting of the Common Stock from the Nasdaq SmallCap Market would have a negative impact on the liquidity of the Common Stock. The Company believes that the increased share price expected to result from the Reverse Stock Split could enable the Company to meet the minimum share price requirement for continued listing of the New Common Stock on the Nasdaq SmallCap Market. However, there can be no assurance that the market price of the New Common Stock will increase to at least $1 per share if the Board of Directors effects the Reverse Stock Split or that the Company will be able to maintain the listing of the New Common Stock on the Nasdaq SmallCap Market.

         In addition, there can be no assurance that the market price of the New Common Stock immediately after implementation of the Reverse Stock Split will be maintained for any period of time, that such market price will approximate any particular multiple of the market price of the Common Stock before the Reverse Stock Split, or that such market price will exceed or remain in excess of the current market price of the Common Stock.

         If the Board of Directors effects the Reverse Stock Split after receiving stockholder approval, the total number of shares of Common Stock held by each stockholder would be converted automatically into a right to receive a number of shares of New Common Stock of the Company equal to the number of shares of Common Stock owned immediately prior to the Reverse Stock Split divided by a number not less than two (2) nor more than four (4), as determined by the Board of Directors in order to comply with the listing requirements of the Nasdaq SmallCap Market, among other considerations.

         The number of shares of Common Stock issuable upon exercise or conversion of all outstanding options, warrants, rights, and convertible securities would be reduced by a factor equal to the Split Ratio, automatically, on the Effective Date. The Reverse Stock Split would also increase the exercise price of such options and warrants by a factor of from two (2) to four (4), depending on the Split Ratio. At March 23, 1999, there were 128 holders of record of the Company's Common Stock and six holders of record of the Company's warrants. The Company believes that there are more than 700 beneficial holders of the Company's Common Stock. The Reverse Stock Split would not affect any stockholder's proportionate equity interest in the Company except for minor differences resulting from fractional shares. None of the rights currently accruing to holders of Common Stock, or options or warrants to purchase Common Stock, will be affected by the Reverse Stock Split.

         The Reverse Stock Split would have no effect on the number of authorized shares of Common Stock or the par value of the stock. The shares of New Common Stock will be fully paid and non-assessable. The voting and other rights that currently characterize the Common Stock will not be changed by the Reverse Stock Split. The Reverse Stock Split will not result in any change in the business, management, assets, liabilities or net worth of the Company.

         The Reverse Stock Split will result in some stockholders holding odd lots of the New Common Stock (blocks of less than 100 shares). Because broker/dealers typically charge a higher commission to complete trades in odd lots of securities, the transaction costs may increase for those stockholders who will hold odd lots after the Reverse Stock Split.

         The Reverse Stock Split may be abandoned by the Board of Directors at any time before, during or after the Annual Meeting and prior to the Effective Time, whether or not the Company is otherwise in compliance with the listing requirements of the Nasdaq SmallCap Market.

EFFECTIVE TIME

         If approved by the stockholders, the Reverse Stock Split would become effective as of the Effective Time. Without any further action on the part of the Company or the stockholders, the shares of Common Stock held by stockholders of record as of the Effective Time would be converted at the Effective Time into the right to receive a number of shares of New Common Stock equal to the number of their shares of Common Stock divided by a number not less than two (2) nor more than four (4), as determined by the Board of Directors in order to comply with the listing requirements of the Nasdaq SmallCap Market, among other considerations.

EXCHANGE OF STOCK CERTIFICATES

         If the Reverse Stock Split is effected by the Board of Directors, as soon as practicable after the Effective Time, the Company will send a letter of transmittal to each stockholder of record at the Effective Time for use in transmitting certificates representing shares of Common Stock ("old certificates") to the Company's transfer agent, American Stock Transfer & Trust Company (the "Exchange Agent"). The letter of transmittal will contain instructions for the surrender of old certificates to the Exchange Agent in exchange for certificates representing the appropriate number of whole shares of New Common Stock. No new certificates will be issued to a stockholder until such stockholder has surrendered all old certificates together with a properly completed and executed letter of transmittal to the Exchange Agent.

         Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with all old certificates, stockholders will receive a new certificate or certificates representing the number of whole shares of New Common Stock into which their shares of Common Stock represented by the old certificates have been converted as a result of the Reverse Stock Split. Until surrendered, outstanding old certificates held by stockholders will be deemed for all purposes to represent the number of whole shares of New Common Stock to which such stockholders are entitled as a result of the Reverse Stock Split. Stockholders should not send their old certificates to the Exchange Agent until they have received the letter of transmittal. Shares not presented for surrender as soon as is practicable after the letter of transmittal is sent shall be exchanged at the first time they are presented for transfer.

         No service charges will be payable by stockholders in connection with the exchange of certificates, all expenses of which will be borne by the Company.

EFFECT OF REVERSE STOCK SPLIT

         If the Reverse Stock Split is effected by the Company's Board of Directors, the result would be that each Company stockholder who owns shares of Common Stock will receive one share of New Common Stock in exchange for a number of shares of Common Stock that shall be not less than two (2) nor more than four (4), as determined by the Board of Directors in order to comply with the listing requirements of the Nasdaq SmallCap Market, among other considerations.

         Dissenting stockholders have no appraisal rights under Delaware law or under the Company's Certificate of Incorporation or Bylaws in connection with the Reverse Stock Split.

VOTE REQUIRED

         In order to approve the Reverse Split Amendment, a majority of the votes cast at the Annual Meeting on such proposal must be voted in favor of such approval.

              THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
                          THE REVERSE SPLIT AMENDMENT.

          PROPOSAL NO. 3 - APPROVAL OF AN AMENDMENT TO THE VISUAL EDGE
            SYSTEMS INC. AMENDED AND RESTATED 1996 STOCK OPTION PLAN

         In April 1996, prior to the Company's initial public offering, the Board of Directors adopted, and the Company's stockholders approved, the Company's 1996 Stock Option Plan pursuant to which key employees and non-employee directors of the Company have been granted stock options. Effective January 1, 1997, the Board of Directors and the Company's stockholders approved an amendment to the 1996 Stock Option Plan, which, as amended, was renamed the Visual Edge Systems Inc. Amended and Restated 1996 Stock Option Plan. The amendment increased the limitation on the number of shares of the Common Stock that may be subject to outstanding options from 900,000 to the greater of 1,200,000 or 12% of the total number of shares of the Common Stock outstanding. Effective January 1, 1998, the Board of Directors approved an amendment to the Amended and Restated 1996 Stock Option Plan. Such amendment further increased the limitation on the number of shares of the Common Stock that may be subject to outstanding options to the greater of 2,000,000 or 20% of the total number of shares of the Common Stock outstanding. The purpose of this amendment is (i) to ensure that a sufficient number of shares are available for grants of options at any given time and (ii) to give the Compensation Committee added flexibility in compensating key employees and other individuals with stock options.

         At the 1999 Annual Meeting, Stockholders will be asked to approve the Stock Option Plan, as amended and restated. All option grants made pursuant to the Stock Option Plan from and after the date of the Annual Meeting are contingent upon the approval of the Stock Option Plan by Stockholders at the 1999 Annual Meeting.

         In the Board of Director's judgment, the Stock Option Plan provides a critical long-term incentive for the management employees and non-employee directors of the Company and its subsidiaries. The Board of Directors believes that the Company's policy of granting stock options to directors and employees will continue to provide it with a critical advantage in attracting and retaining qualified candidates. In addition, the Stock Option Plan, in its amended and restated form, is intended to provide the Compensation Committee with maximum flexibility to compensate plan participants. It is expected that such flexibility will be an integral part of the Company's policy to encourage directors and key employees to focus on the long-term growth of Stockholder value. The Board of Directors believes that important advantages to the Company are gained by an option program such as the Stock Option Plan which includes incentives for motivating employees of the Company, while at the same time promoting a closer identity of interests between directors and employees on the one hand, and the Stockholders on the other.

         The principal terms of the Stock Option Plan, as amended and restated, are summarized below and a copy of the Stock Option Plan, as amended and restated, is annexed to this Proxy Statement as Exhibit B. The summary of the Stock Option Plan set forth below is not intended to be a complete description thereof and such summary is qualified in its entirety by the actual text of the Stock Option Plan to which reference is made.

SUMMARY DESCRIPTION OF THE AMENDMENT TO THE AMENDED AND RESTATED 1996 STOCK OPTION PLAN

         The purpose of the Stock Option Plan, attached hereto as Exhibit B, is to provide directors, officers and key employees of, and consultants to the Company and its subsidiaries with additional incentives by increasing their ownership interests in the Company. Directors, officers and other key employees of the Company and its subsidiaries are eligible to participate in the Stock Option Plan. Options may also be granted to consultants providing valuable services to the Company and its subsidiaries. In addition, individuals who have agreed to become a key employee of or a consultant to the Company and its subsidiaries are eligible for option grants, conditional in each case on actual employment or consultant status. Awards of options to purchase Common Stock may include incentive stock options ("ISOs") and/or non-qualified stock options ("NQSOs").

         The maximum number of shares of the Common Stock that may be subject to outstanding options, determined immediately after the grant of any option, is equal to the greater of 2,000,000 shares (reduced by the number of options not granted or, if granted, forfeited in accordance with their terms) or 20% of the aggregate number of shares of the Company's Common Stock outstanding, provided, however, that options to purchase no more than 300,000 shares of the Common Stock may be granted as ISOs. Prior to its January 1, 1998 amendment, the Stock Option Plan provided that no more than the greater of 1,200,000 or 12% of the total number of shares of the Common Stock outstanding may be subject to options under the Stock Option Plan.

         The Compensation Committee administers the Stock Option Plan. Except with respect to nondiscretionary stock options granted to non-employee directors (described below) the Compensation Committee generally has discretion to determine the terms of any option grant, including the number of option shares, option price, term, vesting schedule, the post-termination exercise period, and whether the grant will be an ISO or NQSO. Notwithstanding this discretion: (i) the number of shares subject to options granted to any individual in any calendar year may not exceed 250,000; (ii) the term of any option may not exceed 10 years (unless granted as an ISO to a 10% or more stockholder, which term may not exceed five years); and (iii) an option will terminate upon a grantee's termination of employment for cause. In addition, unless otherwise specified by the Compensation Committee, all outstanding options vest upon a "change in control" of the Company (as defined in the Stock Option Plan), and all options will terminate three months following any termination of employment.

         The Stock Option Plan also provides for automatic, non-discretionary option grants to directors who are not otherwise employed by the Company. Upon commencement of service, non-employee directors receive a nonqualified option to purchase 5,000 shares of the Common Stock, and continuing non-employee directors receive annual grants of stock options to purchase 2,500 shares of the Common Stock. Options granted to non-employee directors become exercisable as to one-third of the shares on the date of grant, and as to one-third on each of the next two anniversaries of the date of grant, have a term of five years from the date of grant, and are granted with an exercise price equal to the fair market value of the Common Stock on the date of their grant.

         The Stock Option Plan may be amended, altered, suspended, discontinued or terminated by the Board of Directors without further Stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the Common Stock is then listed or quoted. Thus, Stockholder approval will not necessarily be required for amendments which might increase the cost of the Stock Option Plan or broaden eligibility. The Stock Option Plan will remain in effect until terminated by the Board of Directors.

         Option grants under the Stock Option Plan that may in the future be received by or allocated to the Company's executive officers or to such other group or groups of persons from and after the date of the Annual Meeting are not presently determinable (other than with respect to options granted to the Company's non-employee directors, who will receive automatic, non-discretionary grants in such amounts and on such terms as described in this summary).

FEDERAL TAX CONSEQUENCES

         The following is a brief description of the federal income tax consequences generally arising with respect to options that may be granted under the Stock Option Plan. This discussion is intended for the information of Stockholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the Stock Option Plan.

         The grant of an option will create no tax consequences for the grantee or the Company. A grantee will not have taxable income upon exercising an ISO (except that the alternative minimum tax may apply) and the Company will receive no deduction at that time. Upon exercising a NQSO, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and nonforfeitable stock received. In each case, the Company will be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

         A participant's disposition of shares acquired upon the exercise of an option generally will result in capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (or the exercise price of the option in the case of shares acquired by exercise of an ISO and held for the applicable ISO holding periods). Generally, there will be no tax consequences to the Company in connection with a disposition of shares acquired under an option except that the Company will be entitled to a deduction (and the participant will recognize ordinary taxable income) if shares acquired upon exercise of an ISO are disposed of before the applicable ISO holding periods have been satisfied.

         Section 162(m) of the Internal Revenue Code generally disallows a public company's tax deduction for compensation to its chief executive officer and the four other most highly compensated executive officers in excess of $1 million. Compensation that qualifies as "performance-based compensation" is excluded from the $1 million deductibility cap, and therefore generally remains fully deductible by the company that pays it. The Company intends that options granted to the relevant officers with an exercise price at least equal to 100% of fair market value of the underlying stock at the date of grant will qualify as such "performance-based compensation," although other grants under the Stock Option Plan may not so qualify.

VOTE REQUIRED FOR APPROVAL

         The affirmative vote of a majority of the outstanding shares of the Common Stock present in person or represented by Proxy at the Annual Meeting and entitled to vote is required to approve the adoption of the Stock Option Plan.

            THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
         FOR THE ADOPTION OF THE AMENDMENT TO THE COMPANY'S AMENDED AND
                        RESTATED 1996 STOCK OPTION PLAN.

                               EXECUTIVE OFFICERS

         The executive officers of the Company are appointed by the Board of Directors of the Company and serve at the discretion of the Board of Directors. The executive officers of the Company, their respective ages and positions and certain other information with respect to each of them are set forth below and herein under the section entitled "Election of Directors."

         MELISSA FORZLY, age 40, has been the Chief Financial Officer of the Company since March 1998 and joined the Company as Controller in June 1997. Prior to joining the Company, Ms. Forzly was Controller of Big Entertainment, a public company trading on the Nasdaq SmallCap market, which is a diversified entertainment company involved in the licensing of entertainment properties, the operation of retail stores, and the publishing and packaging of books. Ms. Forzly graduated from Boston University in 1981 with a B.S. in Business Administration with concentrations in accounting and finance.

         THOMAS PETERS, age 53, has been Vice President of Operations and Technology of the Company since November 1997 and joined the Company as Director of Software Development of the Company in May 1996. Since July 1992, Mr. Peters has been the owner of Smart View ("Smart View"), a company he founded to design and develop computer golf software to be used by golf professionals when giving video golf lessons. In March 1995, Smart View was engaged as an independent consultant to the Company and was principally responsible for the development of the software used in the Company's products. Smart View also developed operating systems used by Golf Academy at PGA National and at the Doral Golf Learning

Center, each in Florida. Prior to founding Smart View, Mr. Peters, for 26 years, held various positions at IBM Corporation, including Manager of Application Development from July 1989 to July 1992 and Personal Computer Product Planning Manager from 1984 to 1989. Mr. Peters graduated from Harper College at University of New York in 1967, with a B.A. in mathematics.

                           SUMMARY COMPENSATION TABLE

         The following table sets forth certain information regarding the compensation earned by or awarded to the Chief Executive Officer and each of the other executive officers (the "Named Executive Officers") of the Company for the fiscal year ended December 31, 1998.



                                                       ANNUAL COMPENSATION                      LONG TERM COMPENSATION AWARDS
                                             -----------------------------------      ---------------------------------------------
                                                                                      RESTRICTED       SECURITIES
                                                      SALARY     BONUS     OTHER         STOCK         UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION                  YEAR       ($)       ($)       ($)       AWARD(S)(#)      OPTIONS(1)      COMPENSATION
---------------------------                  ----     ------     -----     -----      -----------      ----------      ------------
Earl Takefman, Chief Executive
Officer................................      1998     164,867      0         0             0             250,000             0

Ronald F. Seale, Chairman of
the Board..............................      1998           0      0         0             0                   0             0

Richard Parker, President and
Chief Operating Officer................      1998     164,867      0         0             0             600,000             0

Tom Peters, Vice President of
Operations and Technology..............      1998     125,283      0         0             0             200,000             0

Melissa Forzly.........................      1998      79,572      0         0             0              25,000             0


---------------
(1) Reflects options to acquire shares of the Company that were granted in 1998. The Company has not granted stock appreciation rights.

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

  The following table shows, with respect to the Named Executive Officers, information concerning the grant of stock options pursuant to the Plan during the fiscal year ended December 31, 1998.


                                                  INDIVIDUAL GRANTS(1)
                                ----------------------------------------------------------
                                NUMBER OF            PERCENTAGE OF
                                SECURITIES           TOTAL OPTIONS           EXERCISE OR
                                UNDERLYING            GRANTED TO            BASE PRICE PER
                                 OPTIONS             EMPLOYEES IN               SHARE
           NAME                  GRANTED              FISCAL 1998             ($/SHARE)            EXPIRATION DATE
--------------------------      ----------        ---------------------    ---------------         ---------------
Earl Takefman.............        250,000                22.3%                 $1.00                 March 31, 2001

Ronald  F. Seale..........              0                 0                     0                         N/A

Richard Parker............        600,000                53.5%                 $1.00                March 31, 2001/
                                                                                                       December 21,
                                                                                                            2001(2)

Melissa Forzly............         25,000                 2.2%                 $1.00                 March 31, 2001

Tom Peters................        200,000                17.8%                 $1.00                March 31, 2001/
                                                                                                       December 21,
                                                                                                            2001(3)

---------------

(1) All options granted in fiscal 1998 expire ten years from the date of the grant.

(2) The expiration date for 200,000 of Richard Parker's options is March 31, 2001 and the expiration date for his remaining 400,000 options is December 21, 2001.

(3) The expiration date for 100,000 of Tom Peters' options is March 31, 2001 and the expiration date for his remaining 100,000 options is December 21, 2001.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

     The following table shows, with respect to the Named Executive Officers, information with respect to the unexercised options to purchase shares of the Common Stock granted under the Plan and held as of December 31, 1998. None of the Named Executive Officers exercised options during the year ended December 31, 1998.


                                   NUMBER OF SECURITIES
                                  UNDERLYING UNEXERCISED                 VALUE OF UNEXERCISED
                                      OPTIONS HELD AT                    IN-THE-MONEY OPTIONS
                                     DECEMBER 31, 1998                 AT DECEMBER 31, 1998 (1)
                              -------------------------------      -------------------------------
           NAME               EXERCISABLE       UNEXERCISABLE      EXERCISABLE       UNEXERCISABLE
--------------------------    -----------       -------------      -----------       -------------
Earl Takefman(2)..........       537,478              0                 0                  0
Ronald F. Seale...........             0              0                 0                  0
Richard Parker............       700,000              0                 0                  0
Melissa Forzly............        27,500              0                 0                  0
Tom Peters................       240,411              0                 0                  0


---------------
(1) Options are "in-the-money" if the closing market price of the Company's Common Stock exceeds the exercise price of the options. The value of the unexercised options represents the difference between the exercise price of such options and the closing market price of the Company's Common Stock on December 31, 1998.

(2) Excludes (i) 10,000 warrants owned by Mr. Takefman to acquire shares of the Common Stock, which were purchased by Mr. Takefman upon the same terms as other unaffiliated investors in a Bridge Financing consummated by the Company in March 1997, and (ii) 5,832 shares underlying options owned by Mr. Takefman's spouse as to which shares Mr. Takefman disclaims beneficial ownership.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         All of the members of the Compensation Committee (other than Mr. Takefman) are non-employee Directors of the Company and are not former officers of the Company or its subsidiaries. No executive officer of the Company serves as a member of the Board of Directors or on the compensation committee of a corporation for which any of the Company's Directors serving on the Compensation Committee or on the Board of Directors of the Company is an executive officer.

PERFORMANCE COMPARISON

         The graph below provides an indicator of cumulative total shareholder returns for the Company, as compared with the S&P 500 Stock Index and Comparable Golf Leisure Companies.

                               [GRAPHIC OMITTED]

                             9/30/96   12/31/96   3/31/97   6/30/97   9/30/97   12/31/97   3/31/98   6/30/98   9/30/98   12/31/98
                             -------   --------   -------   -------   -------   --------   -------   -------   -------   --------
EDGE                             6.25      5.75     11.25    9.625     7.625     3.5625       3.25     3.125         2      15/16
Golf Leisure Companies(1)    9.479167  5.390625  5.046875   4.6195     5.922   4.354167   5.104167  4.566667  2.535714   2.116071
S&P 500                        687.31    740.74    757.12   885.14    947.28     970.43    1105.65   1133.86   1017.06     1229.4

(1) The following companies comprise the Comparable Golf Leisure Companies; Adams Golf, Inc., Arnold Palmer Golf Company, Bullet Sports International Inc., Coyote Sports Inc., Golden Bear Golf Inc., McHenry Metals Golf Corp., and Teardrop Golf Co., Comparable Golf Leisure Companies calculation is based on an average of their respective closing trade prices as of the specified day.

EMPLOYMENT AGREEMENTS

         Effective January 1, 1996, the Company entered into a three-year employment agreement with Earl Takefman, the Chief Executive Officer of the Company. This agreement was amended on April 14, 1998 and extended until December 31, 2000. Pursuant to the agreement, as amended, Mr. Takefman is entitled to receive a base salary of $175,000 per annum, subject to increase to $200,000 on January 1, 1999 and $225,000 on January 1, 2000. In addition, pursuant to the original employment agreement, Mr. Takefman received 250,000 options upon the consummation of the Company's initial public offering, which options have now vested, and have an exercise price of $3.00 (these options were repriced to $1.00 pursuant to the Third Amendment (as defined in "Certain Transactions - Infinity Financing" below). The agreement is automatically renewed for additional one-year periods, unless Mr. Takefman or the Company provides notice to the other of its termination. In the event that Mr. Takefman is terminated without cause, he will be entitled to receive as severance the amount of his base salary for the lesser of one year or the remaining term of the agreement.

         Effective June 1, 1996, the Company entered into an employment agreement with Richard Parker, pursuant to which Mr. Parker serves as the President and Chief Operating Officer of the Company. This Agreement was amended on April 14, 1998 and extended until December 31, 2000. Mr. Parker is entitled to receive a base salary of $175,000 per annum, subject to increase to $200,000 on January 1, 1999 and to $225,000 on January 1, 2000. The agreement expires on December 31, 2000 but will automatically be renewed annually unless terminated by one or both of the parties. If Mr. Parker is terminated without cause, he will be entitled to received as severance the amount of his base salary for the lesser of six months or the remaining term of the agreement. In addition, Mr. Parker may terminate his employment agreement if Mr. Takefman is no longer employed by the Company; in such case, Mr. Parker would still be entitled to his severance package.

         As of May 1, 1996, the Company entered into a two-year employment agreement with Thomas Peters, pursuant to which Mr. Peters originally served as Director Software Development and now serves as Vice President of Operations and Technology. This Agreement was amended on April 14, 1998 and extended until December 31, 2000. Mr. Peters is entitled to receive a base salary of $130,000 under the agreement for 1998, subject to increase to $140,000 for 1999 and to $150,000 for 2000. Pursuant to the agreement, Mr. Peters will also be eligible to receive a bonus based on the Company's performance, as determined by the Board of Directors. The agreement is automatically renewed for additional one-year periods unless Mr. Peters or the Company provides notice to the other of its termination. In the event that Mr. Peters is terminated without cause, he will be entitled to receive as severance the amount of his base salary for three months.

                              CERTAIN TRANSACTIONS

INFINITY FINANCING

         On June 13, 1997, the Company arranged a three-year $7.5 million debt and convertible equity facility (the "Infinity Financing") with a group of investment funds (the "Funds"). The Company issued and sold to the Funds the following securities pursuant to the Securities Purchase Agreement, dated as of June 13, 1997 (the "Agreement"), among the Company and the Funds: (i) 8.25% unsecured convertible notes (the "Notes") in the aggregate principal amount of $7,500,000 with a maturity date of three years from the date of issuance, subject to the mandatory automatic exchange of $5 million of the Notes for Preferred Stock, par value $.01 per share, which Notes were convertible into shares of Common Stock (the "Note Conversion Shares") at any time and from time to time commencing January 1, 1998 at the option of the holder thereof subject to certain limitations on conversion set forth in the Agreement; (ii) 93,677 shares of Common Stock subject to adjustment (the "Grant Shares"); and (iii) five-year warrants (the "June Warrants") to purchase 100,000 shares of Common Stock (the "Warrant Shares") at an exercise price equal to $10,675. The net proceeds to the Company from the sale of the Notes, Grant Shares and June Warrants was $7,236,938. In addition, the Company issued 14,052 shares of Common Stock to the underwriter in the Company's initial public offering as a fee for services rendered in connection with the transactions contemplated by the Agreement.

         Pursuant to the Agreement, the Company was required to issue additional Grant Shares (the "Additional Grant Shares") to the Funds in the event that the closing bid price of Common Stock for each trading day during any consecutive 10 trading days from June 13, 1997 through December 31, 1997 did not equal at least $10.00 per share. The Company issued 180,296 Additional Grant Shares during the fourth quarter of 1997.

         Interest payments on the Notes are, at the option of the Company, payable in cash or in shares of Common Stock. During 1997 and 1998, the Company issued an aggregate of 65,671 shares and 80,989 shares (collectively, the "Interest Shares"), respectively, for payment of interest due.

         On February 6, 1998, the Company entered into the First Amendment to the Securities Purchase Agreement and Related Documents, dated as of December 31, 1997 (the "First Amendment"), among the Company and the Funds. Pursuant to the First Amendment, the Funds converted $6 million aggregate principal amount of the Notes into 6,000 shares of the Company's Series A Convertible Preferred Stock (the "Preferred Stock"). The "Maximum Conversion Price" (as defined in the First Amendment) at which shares of Preferred Stock are convertible into Common Stock (the "Stock Conversion Shares") is $6.00, subject to adjustment in certain circumstances.

         Dividends on the Preferred Stock and the Series A-2 Preferred Stock (as hereinafter defined) are, at the option of the Company, payable in cash or in shares of Common Stock. During 1998 the Company issued an aggregate of 302,755 shares (the "Dividend Shares") for payment of dividends.

         The remaining $1.5 million of outstanding Notes held by the Funds have become secured debt pursuant to a Security Agreement, dated as of February 6, 1998 (the "Security Agreement"), between the Company and H.W. Partners, L.P., as agent for and representative of the Funds. With respect to such $1.5 million in outstanding Notes, the Funds have been granted a security interest in the collateral described in the Security Agreement, which includes all of the Company's unrestricted cash deposit accounts, accounts receivable, computer software, inventory and equipment and fixtures, excluding the vans.

         The Company issued to the Funds an aggregate of 200,000 warrants (the "New Warrants"), each to purchase one share of Common Stock (collectively, the "New Warrant Shares") at an exercise price equal to $4.00 per share.

         As a condition to the consummation of the transactions contemplated by the Purchase Agreement (as hereinafter defined), the Company entered into the Agreement and Second Amendment to Bridge Securities Purchase Agreement and Related Documents (the "Second Amendment"), dated as of March 27, 1998, among the Company and the Funds. Pursuant to the Second Amendment, the Funds agreed that they would not convert, prior to December 31, 1998, any shares of Preferred Stock or any principal amount of the Notes into shares of Common Stock, unless a "Material Transaction" (defined as a change of control of the Company, a transfer of all or substantially all of the Company's assets or a merger of the Company into another entity) has occurred. Further, the Funds agreed that they would not, prior to March 31, 1999, publicly sell any shares of Common Stock owned or acquired by the Funds, unless a Material Transaction has occurred; the Funds are permitted, after June 30, 1998 and subject to the Company's right of first refusal, to privately sell any shares of Common Stock that they own or acquire, provided the purchaser agrees in writing to be bound by the same resale restrictions.

         The Funds have granted to the Company an option to redeem the Preferred Stock and the Notes owned by the Funds. The Company is required to redeem all of the Preferred Stock outstanding prior to redemption of any of the Notes. In addition, the Funds have granted to the Company and to Marion Interglobal, Ltd., an investment group ("Marion") an option to acquire, on or before March 31, 1999, all of the shares of Common Stock owned by the Funds.

         In connection with the Second Amendment, the Funds received 100,000 shares of Common Stock. Furthermore, because the Company did not redeem all of the Preferred Stock and Notes owned by the Funds by June 30, 1998, the Funds received 200,000 additional shares of Common Stock. Further, the exercise price of the June Warrants was reduced from $10.675 per share to $3.25 per share and the exercise price of the New Warrants was reduced from $4.00 per share to $3.25 per share.

         On December 29, 1998, the Company entered into the Third Amendment to Bridge Securities and Purchase Agreement and Related Documents (the "Third Amendment"), among the Company and Funds (or, if applicable, their respective transferees) (the "New Funds"). Pursuant to the Third Amendment, the Company agreed to retire all of the issued and outstanding shares of its Series A Convertible Preferred Stock and, in exchange therefor, issue to the New Funds a new class of Series A-2 Convertible Preferred Stock (the "Series A-2 Preferred Stock"). The Series A-2 Preferred Stock is senior to the Common Stock with respect to dividends, liquidation and dissolution. Prior to January 1, 2000, no dividends shall accrue or be payable on the Series A-2 Preferred Stock. Beginning on January 1, 2000, each share of Series A-2 Preferred Stock shall entitle the holder to an annual dividend of 8.25%, payable on a quarterly basis, which dividend shall increase to 18% in certain situations as specified in the Certificate of Designation with respect to the Series A-2 Preferred Stock.

         The Third Amendment also revised the conversion price at which the Notes may be convertible into Common Stock and at which the Series A-2 Preferred Stock may be convertible into Common Stock (the "Series A-2 Conversion Shares"). The "Conversion Price" (as defined in the Third Amendment) applicable to the Company's outstanding Convertible Notes is $2.50 until January 1, 2000, inclusive, and $1.25 thereafter. The Conversion Price applicable to the Series A-2 Preferred Stock is (i) for the first $2,000,000 of aggregate liquidation preference of the Series A-2 Preferred Stock, $1.25, (ii) for the next $1,000,000 of aggregate liquidation preference of the Series A-2 Preferred Stock, $2.00 until June 30, 1999, inclusive, $1.375 from July 1, 1999 until January 1, 2000, inclusive, and $1.25 thereafter, and (iii) for any excess amounts of aggregate liquidation preference of the Series A-2 Preferred Stock, $2.50 until June 30, 1999, inclusive, $2.00 from July 1, 1999 until January 1, 2000, inclusive, and $1.25 thereafter.

         The New Funds agreed to a limitation on their conversion rights, such that they may not convert any amount of convertible instruments or exercise any portion of warrants that would result in the sum of (a) the number of shares of Common Stock beneficially owned by the New Funds and their affiliates and (b) the number of shares of Common Stock issuable upon conversion of convertible instruments or exercise of warrants, exceeding 9.99% of the outstanding shares of Common Stock after giving effect to such conversion or exercise. The Third Amendment removed resale limitations on the New Funds.

         Furthermore, as a means of retaining the Company's management and as an incentive for such management to pursue the Company's long-term goals, the Third Amendment provided that all outstanding stock options granted to Earl Takefman, Richard Parker and Thomas Peters shall be repriced to $1.00 per share and that all such options shall be immediately vested. The Company also agreed to reprice to $1.00 per share approximately 82,000 existing employee stock options, all such options to be immediately vested. In addition, the New Funds agreed to return to the Company the June Warrants and the New Warrants to purchase an aggregate of 300,000 shares, provided that options to purchase 200,000 shares of Common Stock be redistributed to Richard Parker and options to purchase 100,000 shares of Common Stock be redistributed to Thomas Peters, all such options to be immediately vested and to have an exercise price of $1.00 per share. Moreover, the Company granted 200,000 new stock options to Richard Parker, all such options to be immediately vested and to have an exercise price of $1.00 per share.

MARION EQUITY FINANCING

         In March 1998, the Company entered into a Purchase Agreement (the "Purchase Agreement") with Marion. The Purchase Agreement calls for the Company to receive up to $11,000,000 from Marion in exchange for shares of Common Stock as explained herein. Pursuant to the Purchase Agreement, the purchase of Common Stock was to occur in three tranches as follows: (i) on March 27, 1998 the Company sold to Marion 1,200,000 shares of Common Stock for an aggregate consideration of $3,000,000, which was received on April 16, 1998; (ii) on or prior to June 30, 1998 the Company sold to Marion 800,000 shares of Common Stock for an aggregate consideration of $2,000,000; and (iii) on or prior to September 30, 1998 the Company was to sell a number of shares of Common Stock (to be determined by when the closing occurs, which would range from 2,666,667 shares to 3,200,000 shares) for an aggregate consideration of $6,000,000. The third tranche was contingent on Marion's satisfaction that the Company met or exceeded certain unspecified financial targets expected by Marion, in its sole discretion. Marion was under no firm obligation to complete this tranche. The third trance of the Purchase Agreement was not completed by Marion due to market conditions. The Company paid transaction fees to Marion upon completion of each tranche as follows: (i) 1,200,000 shares of Common Stock for the first $3,000,000 tranche; and (ii) 800,000 shares of Common Stock for the second $2,000,000 tranche. The Company issued an additional 10,000 shares as a finders fee in connection with this financing.

         Further, upon the consummation of the second tranche of the Purchase Agreement, Mr. Alan Lubell, a former director of the Company, transferred 250,000 shares of Common Stock to Marion, which shares were registered under the Securities Act of 1933, as amended, effective April 15, 1998.

         Pursuant to the Purchase Agreement, Marion represented a group of investors and was entitled to assign its rights to receive shares of Common Stock from the Company and Mr. Lubell. Marion exercised this right and allocated the shares of Common Stock from the Company and Mr. Lubell to various unrelated investors and retained 976,000 shares for its own account. Marion is controlled by Mr. Ronald Seale, who become Chairman of the Board of the Company on June 3, 1998 and presently holds 976,000 shares of Common Stock.

         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under Section 16(a) of the Securities and Exchange Act of 1934, the Company's Directors, executive officers and holders of more than 10% of the Common Stock are required to report their initial ownership of the Company's equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and the Company is required to disclose any failure to file by these dates with respect to 1998. Based on representations of its directors and executive officers and copies of reports they have filed with the Securities and Exchange Commission, there were no late reports filed for 1998, except that Ronald F. Seale, the Company's Chairman of the Board, filed several late reports on Form 3 and Form 4.

                            INDEPENDENT ACCOUNTANTS

         Upon the recommendation of the Audit Committee, the Board of Directors selected Arthur Andersen LLP for fiscal 1999. Arthur Andersen LLP audited the Company's books, records and accounts for fiscal 1998, and representatives of the firm will attend the Annual Meeting, will have the opportunity to make a statement and will be available to answer questions that may be asked by stockholders.

                                 OTHER MATTERS

         The Board of Directors does not know of any matters to be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting, but if other matters are presented, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their judgment.

               STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2000
                         ANNUAL MEETING OF STOCKHOLDERS

         Stockholder proposals to be presented at the 2000 Annual Meeting of Stockholders must be received, in writing, by the Secretary of the Company at the Company's principal executive offices no later than December 15, 1999 in order to be included in the Company's proxy materials relating to that meeting.

                             REPORT ON FORM 10-KSB

         The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, filed with the Securities and Exchange Commission, is available to stockholders, without charge, upon written request. Requests for copies should be directed to Visual Edge Systems Inc., 2424 North Federal Highway, Suite 100, Boca Raton, Florida 33431, Attention: Secretary.

                            SOLICITATION OF PROXIES

         The accompanying Proxy is solicited by the Board of Directors, and the cost of such solicitation will be borne by the Company. Proxies may be solicited by Directors, officers and employees of the Company, none of whom will receive any additional compensation for his or her services. Solicitation of Proxies may be made personally or by mail, telephone, telegraph, facsimile or messenger. The Company will pay persons holding shares of the Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the reasonable expense of forwarding soliciting materials to their principals.


                                          By Order of the Board of Directors



                                          Earl Takefman
                                          CHIEF EXECUTIVE OFFICER

Boca Raton, Florida
April 15, 1999

                                                                      EXHIBIT A

                PROPOSED AMENDMENT TO ARTICLE 4 OF THE COMPANY'S
                          CERTIFICATE OF INCORPORATION
                       TO EFFECT THE REVERSE STOCK SPLIT

         PARAGRAPH (b) SET FORTH IN THE FOLLOWING RESOLUTIONS WOULD BE ADDED TO
ARTICLE 4 OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT. SUCH PARAGRAPH WOULD BECOME EFFECTIVE ONLY UPON AFFIRMATIVE ACTION BY THE BOARD OF DIRECTORS OF THE COMPANY, SETTING THE SPLIT RATIO AT BETWEEN ONE-FOR-TWO AND ONE-FOR-FOUR. THE BOARD OF DIRECTORS HAS THE AUTHORITY TO DETERMINE NOT TO MAKE SUCH PARAGRAPH EFFECTIVE.

         RESOLVED, that the Board of Directors hereby declares it advisable and in the best interests of the Corporation and its stockholders that Article 4 of the Certificate of Incorporation of the Corporation be amended (the "Amendment") to reclassify the existing language of Article 4 as paragraph (a) thereof and to add a new paragraph (b), which shall read as follows:

         "(b) Effective as of 5:00 p.m., New York City time, on the date of filing with the Secretary of State of the State of Delaware of a Certificate of Amendment to the Certificate of Incorporation of this Corporation adding this paragraph (b) to this Article 4 (the "Effective Time"), each [*] shares of authorized Common Stock, par value $.01 per share, issued and outstanding immediately prior to the Effective Time ("Old Common Stock") shall automatically be combined into one (1) validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share ("New Common Stock"). Each holder of record immediately prior to the Effective Time of shares of Old Common Stock shall at the Effective Time become the holder of record of the number of whole shares of New Common Stock as shall result from this reclassification and change. Each such holder of record shall be entitled to receive, upon surrender at the office of the transfer agent of this Corporation of the certificate or certificates theretofore representing shares of Old Common Stock in such form and accompanied by such documents, if any, as may be prescribed by the transfer agent of this Corporation, a new certificate or certificates representing the number of whole shares of New Common Stock of which such holder is the holder of record after giving effect to the provisions of this paragraph (b) of this Article 4."

         ; and further

         RESOLVED, that any time prior to the effectiveness of the foregoing amendment, without further action by the stockholders, the Board of Directors may abandon such amendment, or any part thereof authorizing a combination of shares of Common Stock on a basis which the Board of Directors determines is not in the best interests of the Corporation and its stockholders.

----------------------------------
* By approving this proposal, stockholders will approve amendments combining any number (including tenths) of shares of common stock between and including two (2) and four (4) into one (1) share. The certificate of amendment filed with the Secretary of State of the State of Delaware will include only that amendment containing the number determined by the Board of Directors to be advisable to comply with the listing requirements of the Nasdaq SmallCap Market. The amendments including all other numbers will be abandoned. In accordance with these resolutions, the Board of Directors will not implement any amendment providing for a different split ratio.

                                                                      Exhibit B

                            VISUAL EDGE SYSTEMS INC.
                   AMENDED AND RESTATED 1996 STOCK OPTION PLAN

Section 1. Purpose

         The Plan (i) authorizes the Committee to provide to Employees and Consultants of the Corporation and its Subsidiaries, who are in a position to contribute materially to the long-term success of the Corporation, with options to acquire Stock of the Corporation, and (ii) provides for the automatic grant of options to Non-Employee Directors of the Corporation in accordance with the terms specified herein. The Corporation believes that this incentive program will cause those persons to increase their interest in the Corporation's welfare, and aid in attracting and retaining Employees, Consultants and Directors of outstanding ability.

Section 2. Definitions

         Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth in this Section:

         (a) "Board" shall mean the Board of Directors of the Corporation.

         (b) A "Change in Control" shall be deemed to have occurred if:

                  (i) any person (as defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than the Corporation or an employee benefit plan of the Corporation, acquires directly or indirectly the Beneficial Ownership (within the meaning of Rule 13d-3 promulgated pursuant to the Exchange Act) of any voting security of the Corporation and immediately after such acquisition such Person is, directly or indirectly, the Beneficial Owner of voting securities representing 30% or more of the total voting power of all of the then-outstanding voting securities of the Corporation;

                  (ii) the individuals (A) who, as of the closing date of the Initial Public Offering, constitute the Board (the "Original Directors") or (B) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the Original Directors then still in office (such directors becoming "Additional Original Directors" immediately following their election) or (C) who are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the Original Directors and Additional Original Directors then still in office (such directors also becoming "Additional Original

         Directors" immediately following their election) (such individuals being the "Continuing Directors"), cease for any reason to constitute a majority of the members of the Board;

                  (iii) the stockholders of the Corporation shall approve a merger, consolidation, recapitalization, or reorganization of the Corporation, a reverse stock split of outstanding voting securities, or consummation of any such transaction if stockholder approval is not sought or obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being Beneficially Owned by at least 75% of the holders of outstanding voting securities of the Corporation immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or

                  (iv) the stockholders of the Corporation shall approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or a substantial portion of the Corporation's assets (i.e., 50% or more of the total assets of the Corporation).

         (c) "Code" shall mean the Internal Revenue Code of 1986 as it may be amended from time to time.

         (d) "Committee" shall mean the Board, or any Committee of two or more Directors that may be designated by the Board to administer the Plan.

         (e) "Consultant" shall mean (i) any person who is engaged to perform services for the Corporation or its Subsidiaries, other than as an Employee or Director, or (ii) any person who has agreed to become a consultant within the meaning of clause (i).

         (f) "Control Person" shall mean any person who, as of the date of grant of an Option, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Corporation or of any parent or Subsidiary.

         (g) "Corporation" shall mean Visual Edge Systems Inc., a Delaware corporation.

         (h) "Director" shall mean any member of the Board.

         (i) "Employee" shall mean (i) any full-time employee of the Corporation or its Subsidiaries (including Directors who are otherwise employed on a full-time basis by the

Corporation or its Subsidiaries), or (ii) any person who has agreed to become an employee within the meaning of clause (i).

         (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

         (k) "Fair Market Value" of the Stock on a given date shall be based upon: (i) if the Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the last sales price or, if unavailable, the average of the closing bid and asked prices per share of the Stock on such date (or, if there was no trading or quotation in the Stock on such date, on the next preceding date on which there was trading or quotation) as provided by one of such organizations; or (ii) if the Stock is not listed on a national securities exchange or quoted in an interdealer quotation system, as determined by the Board in good faith in its sole discretion; provided, however, that the "fair market value" of Stock on the date on which shares of Stock are first issued and sold pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission shall be the Initial Public Offering price of the shares so issued and sold, as set forth in the first final prospectus used in such offering.

         (l) "Grantee" shall mean a person granted an Option under the Plan.

         (m) "Initial Public Offering" shall mean an initial public offering of shares of Stock in a firm commitment underwriting registered with the Securities and Exchange Commission in compliance with the provisions of the 1933 Act.

         (n) "ISO" shall mean an Option granted pursuant to the Plan to purchase shares of the Stock and intended to qualify as an incentive stock option under
Section 422 of the Code, as now or hereafter constituted.

         (o) "1933 Act" shall mean the Securities Act of 1933, as amended.

         (p) "Non-Employee Director" shall mean a Director of the Corporation who is not an Employee, nor has been an Employee at any time during the prior one year period.

         (q) "NQSO" shall mean an Option granted pursuant to the Plan to purchase shares of the Stock that is not an ISO.

         (r) "Options" shall refer collectively to NQSOs and ISOs issued under and subject to the Plan.

         (s) "Parent" shall mean any parent corporation as defined in Section 424 of the Code.

         (t) "Plan" shall mean this Amended and Restated 1996 Stock Option Plan as set forth herein and as amended from time to time.

         (u) "Stock" shall mean shares of the Common Stock of the Corporation, par value $0.01 per share.

         (v) "Stock Option Agreement" shall mean a written agreement between the Corporation and the Grantee, or a certificate accepted by the Grantee, evidencing the grant of an Option hereunder and containing such terms and conditions, not inconsistent with the Plan, as the Committee shall approve.

         (w) "Subsidiary" shall mean (i) any corporation with respect to which the Corporation owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation, or (ii) any entity which the Committee reasonably expects to become a subsidiary within the meaning of clause (i).

Section 3. Shares of Stock Subject to the Plan

         The total amount of Stock that may be subject to outstanding Options, determined immediately after the grant of any Option, shall not exceed the greater of 2,000,000 shares, or 20% of the total number of shares of Stock outstanding. Notwithstanding the foregoing, the number of shares that may be delivered upon exercise of ISOs shall not exceed 300,000, provided, however, that shares subject to ISOs shall not be deemed delivered if such Options are forfeited, expire or otherwise terminate without delivery of shares to the Grantee. Any shares of Stock delivered pursuant to an Option may consist, in whole or in part, of authorized and unissued shares or treasury shares.

Section 4. Administration of the Plan

         The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of Stock Option Agreements thereunder and to make all other determinations necessary or advisable for the administration of the Plan. Any controversy or claim arising out of or related to this Plan or the Options granted thereunder shall be determined unilaterally by, and at the sole discretion of, the Committee. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Corporation, subsidiaries of the Corporation, Grantees, any person claiming any rights under the Plan from or through any Grantee, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. To the extent necessary to comply with Rule 16b-3 under the Exchange Act, determinations concerning Options granted to any person who is subject to Section 16(b) of the Exchange Act shall be made by the Committee, all of whose members shall be "disinterested persons" within the meaning of Rule 16b-3 under the Exchange Act. The Committee may delegate to officers or managers of the Corporation or any Subsidiary the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3, if applicable, and other applicable law.

Section 5. Types of Options

         Options granted under the Plan may be of two types: ISOs or NQSOs. The Committee shall have the authority and discretion to grant to an eligible Employee either ISOs, NQSOs or both, but shall clearly designate the nature of each Option at the time of grant in the Stock Option Agreement. Grantees who are not Employees (determined with reference to Section 2(i)(i) only) of the Corporation or a Subsidiary (determined with reference to Section 2(w)(i) only) on the date an Option is granted shall only receive NQSOs.

Section 6. Grant of Options to Employees and Consultants

         (a) Employees and Consultants of the Corporation and its Subsidiaries shall be eligible to receive Options under the Plan.

         (b) The exercise price per share of Stock subject to an Option granted to an Employee or Consultant shall be determined by the Committee and specified in the Stock Option Agreement, provided, however, that the exercise price of each share subject to an ISO shall be not less than 100%, or, in the case of an ISO granted to a Control Person, 110%, of the Fair Market Value of a share of the Stock on the date such Option is granted.

         (c) The term of each Option granted to an Employee or Consultant shall be determined by the Committee and specified in a Stock Option Agreement, provided that no Option shall be exercisable more than ten years from the date such Option is granted, and provided further that no ISO granted to a Control Person shall be exercisable more than five years from the date of Option grant.

         (d) The Committee shall determine and designate from time to time Employees or Consultants who are to be granted Options, and shall specify in the Stock Option Agreement the nature of each Option granted and the number of shares of Stock subject to each such Option, provided, however, that in any calendar year, no Employee or Consultant may be granted an Option to purchase more than 250,000 shares of Stock (determined without regard to when such Option is exercisable), subject to adjustment pursuant to Section 10.

         (e) Notwithstanding any other provisions hereof, the aggregate Fair Market Value (determined at the time the ISO is granted) of the Stock with respect to which ISOs are exercisable for the first time by any Employee during any calendar year under all plans of the

Corporation and any Parent or Subsidiary corporation shall not exceed $100,000. To the extent the limitation set forth in the preceding sentence is exceeded, the Options with respect to such excess shall be treated as NQSOs.

         (f) The Committee shall determine whether any Option granted to an Employee or Consultant shall become exercisable in one or more installments and specify the installment dates in the Stock Option Agreement. The Committee may also specify in the Stock Option Agreement such other provisions, not inconsistent with the terms of this Plan, as it may deem desirable, including such provisions as it may deem necessary to qualify any ISO under the provisions of Section 422 of the Code. Unless otherwise determined by the Committee and specified in the Stock Option Agreement, all Options shall immediately become exercisable upon a Change in Control.

         (g) The Committee may, at any time, grant new or additional options to any eligible Employee or Consultant who has previously received Options under this Plan, or options under other plans, whether such prior Options or other options are still outstanding, have been exercised previously in whole or in part, or have been cancelled. The exercise price of such new or additional Options may be established by the Committee, subject to Section 6(b) hereof, without regard to such previously granted Options or other options.

Section 7. Grants of Options to Non-Employee Directors

         (a) Non-Employee Directors of the Corporation who serve on the Committee shall be eligible to receive Options under the Plan only pursuant to the provisions of this Section 7. Each individual who agrees to become a Non-Employee Director prior to the consummation of the Corporation's Initial Public Offering shall receive, without the exercise of the discretion of any person, an NQSO under the Plan relating to the purchase of 5,000 shares of Stock at an exercise price per share equal to the Initial Public Offering price per share. Such option grant shall be conditional upon, and for all purposes hereunder, deemed granted upon, the Initial Public Offering. Each individual who becomes a Non-Employee Director thereafter shall, on the date such individual becomes a Non-Employee Director, receive, without the exercise of the discretion of any person, an NQSO under the Plan relating to the purchase of 5,000 shares of Stock. In addition, on the day of the annual meeting of stockholders next following the date of an Initial Public Offering, and the day of each subsequent annual meeting, each individual who is a continuing Non-Employee Director on any such date (other than a Non-Employee Director who was granted an Option pursuant to the preceding sentence within 30 days of the date of any such annual meeting) shall receive, without the exercise of the discretion of any person, an NQSO under the Plan relating to the purchase of 2,500 shares of Stock. In the event that there are not sufficient shares available under this Plan to allow for the grant to each Non-Employee Director of an NQSO for the number of shares provided herein, each Non-Employee Director shall receive an NQSO for his pro rata share of the total number of shares of Stock available under the Plan.

         (b) The exercise price of each share of Stock subject to an Option granted to a Non-Employee Director shall equal the Fair Market Value of a share of Stock on the date such Option is granted. Payment of the exercise price for the shares being purchased shall be made in cash.

         (c) Each Option granted to a Non-Employee Director shall become exercisable in three equal annual installments on the date of grant and on each of the first two anniversaries of the date of grant, and shall have a term of five years from the date of grant. Notwithstanding the exercise period of any Option granted to a Non-Employee Director, all such Options shall immediately become exercisable upon a Change in Control.

Section 8. Exercise of Options

         (a) A Grantee shall exercise an Option by delivery of written notice to the Corporation setting forth the number of shares with respect to which the Option is to be exercised, together with cash, certified check, bank draft, wire transfer, or postal or express money order payable to the order of the Corporation for an amount equal to the Option price of such shares and any income tax required to be withheld. The Committee may, in its sole discretion, permit a Grantee to pay all or a portion of the exercise price by delivery of Stock or other property (including notes or other contractual obligations of Grantees to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to Grantees.

         (b) Except as provided pursuant to Section 9(a), no Option granted to an Employee or Consultant shall be exercised unless at the time of such exercise the Grantee is then an Employee (determined with reference to Section 2(i)(i) only) or Consultant (determined with reference to Section 2(e)(i) only) of the Corporation or a Subsidiary (determined with reference to Section 2(w)(i) only).

         (c) Except as provided in Section 9(a), no Option granted to a Non-Employee Director shall be exercised unless at the time of such exercise the Grantee is then a Non-Employee Director.

Section 9. Exercise of Options upon Termination

         (a) Unless otherwise determined by the Committee, upon termination of a Grantee's employment with the Corporation and its Subsidiaries, such Grantee may exercise any Options during the three month period following such termination of employment, but only to the extent such Option was exercisable immediately prior to such termination of employment. Notwithstanding the foregoing, if the Committee determines that such termination is for cause, all Options held by the Grantee shall immediately terminate. In addition, all Options granted on the basis of clause (ii) of Section 2(e), (i) or (w) shall immediately terminate if the Committee determines, in its sole discretion, that the Consultant, Employee or Subsidiary, as the case may be, will not become a Consultant, Employee or Subsidiary within the meaning of clause (i) of such Sections.

         (b) Unless otherwise determined by the Committee and specified in the Stock Option Agreement, in no event shall any Option be exercisable for more than the maximum number of shares that the Grantee was entitled to purchase at the date of termination of the relationship with the Corporation and its Subsidiaries.

         (c) The sale of any Subsidiary shall be treated as a termination of employment with respect to any Grantee employed by such Subsidiary.

         (d) Subject to the foregoing, in the event of death, Options may be exercised by a Grantee's legal representative.

Section 10. Adjustment Upon Changes in Capitalization

         In the event any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock deemed to be available thereafter for grants of Options under Section 3, (ii) the number and kind of shares of Stock that may be delivered or deliverable in respect of outstanding Options, (iii) the number of shares with respect to which Options may be granted to a given Grantee in the specified period as set forth in Section 6(d), and (iv) the exercise price (or, if deemed appropriate, the Committee may make provision for a cash payment with respect to any outstanding Option). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Options (including, without limitation, cash payments in exchange for an Option or substitution of Options using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Corporation or any Subsidiary or the financial statements of the Corporation or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

Section 11. Restrictions on Issuing Shares

         The Corporation shall not be obligated to deliver Stock upon the exercise or settlement of any Option or take other actions under the Plan until the Corporation shall have determined that applicable federal and state laws, rules, and regulations have been complied with and such approvals of any regulatory or governmental agency have been obtained and contractual obligations to which the Option may be subject have been satisfied. The Corporation, in its discretion, may postpone the issuance or delivery of Stock under any Option until completion of such stock exchange listing or registration or qualification of such Stock or other required action under any federal or state law, rule, or regulation as the Corporation may consider appropriate, and may require any Grantee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock under the Plan.

Section 12. Tax Withholding

         The Corporation shall have the right to require that the Grantee make such provision, or furnish the Corporation such authorization, necessary or desirable so that the Corporation may satisfy its obligation, under applicable laws, to withhold or otherwise pay for income or other taxes of the Grantee attributable to the grant or exercise of Options granted under the Plan or the sale of Stock issued with respect to Options. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee's tax obligations.

Section 13. Transferability

         No Option shall be subject to anticipation, sale, assignment, pledge, encumbrance, charge or transfer except by will or the laws of descent and distribution, and an Option shall be exercisable during the Grantee's lifetime only by the Grantee, provided, however, that the Committee may permit a Grantee to transfer an Option to a family member or a trust created for the benefit of family members. In the case of such a transfer, the transferee's rights and obligations with respect to the Option shall be determined by reference to the Grantee and the Grantee's rights and obligations with respect to the Option had no transfer been made. Notwithstanding such transfer, the Grantee shall remain obligated pursuant to Section 11 if required by applicable law.

Section 14. General Provisions

         (a) Each Option shall be evidenced by a Stock Option Agreement. The terms and provisions of such Stock Option Agreements may vary among Grantees and among different Options granted to the same Grantee.

         (b) The grant of an Option in any year shall not give the Grantee any right to similar grants in future years, any right to continue such Grantee's employment relationship with the Corporation or its Subsidiaries, or, until such Option is exercised and share certificates are issued, any rights as a Stockholder of the Corporation. All Grantees shall remain subject to discharge to the same extent as if the Plan were not in effect.

         (c) No Grantee, and no beneficiary or other persons claiming under or through the Grantee shall have any right, title or interest by reason of any Option to any particular assets of the Corporation or its Subsidiaries, or any shares of Stock allocated or reserved for the purposes of the Plan or subject to any Option except as set forth herein. The Corporation shall not be required to establish any fund or make any other segregation of assets to assure the payment of any Option.

         (d) The issuance of shares of Stock to Grantees or to their legal representatives shall be subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.

Section 15. Amendment or Termination

         The Board may, at any time, alter, amend, suspend, discontinue or terminate this Plan; provided, however, that no such action shall adversely affect the rights of Grantees to Options previously granted hereunder and, provided further, however, that any shareholder approval necessary or desirable in order to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or other applicable law or regulation) shall be obtained in the manner required therein. In addition, no plan provision, within the meaning of Rule 16b-3(c)(2)(i)(D), shall be amended more than once every six months, other than to comport with changes in the Code or rules thereunder. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Option theretofore granted and any Stock Option Agreement relating thereto; provided, however, that, without the consent of an affected Grantee, no such action may materially impair the rights of such Grantee under such Option.

Section 16. Effective Date of Plan

         This Plan is effective upon its adoption by the Board and shall continue in effect until terminated by the Board. No ISO may be granted more than ten years after such date. The Plan has been amended and restated effective as of January 1, 1998. No grant of options hereunder shall be effective if made on or after the date of 1999 annual meeting of stockholders of the Company, unless the Company's stockholders approve the Plan in connection with the 1999 annual meeting.

                            VISUAL EDGE SYSTEMS INC.
                 Annual Meeting of Stockholders - May 14, 1999

         The undersigned hereby appoints Earl Takefman and Richard Parker, and each of them, proxies, with full power of substitution, to appear on behalf of the undersigned and to vote all shares of Common Stock, par value $.01 per share, of Visual Edge Systems Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Company's principal executive office, 2424 North Federal Highway, Suite 100, Boca Raton, Florida 33431 on Friday, May 14, 1999, commencing at 10:00 a.m. (local time), and at any adjournment thereof.

         WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED (i) FOR EACH OF THE NOMINEES AS A DIRECTOR OF THE COMPANY, (ii) FOR THE APPROVAL OF AMENDMENTS TO THE COMPANY'S CERTIFICATE OF INCORPORATION WHICH WILL EFFECT A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK (SUCH SPLIT TO COMBINE A NUMBER OF OUTSTANDING SHARES OF COMMON STOCK BETWEEN TWO (2) AND FOUR (4) INTO ONE (1) SHARE OF COMMON STOCK) DEPENDING UPON A DETERMINATION BY THE BOARD OF DIRECTORS THAT SUCH A REVERSE STOCK SPLIT IS ADVISABLE TO COMPLY WITH THE LISTING REQUIREMENTS OF THE NASDAQ SMALLCAP MARKET, AMONG OTHER CONSIDERATIONS, AND AUTHORIZING THE BOARD OF DIRECTORS TO FILE ONE SUCH AMENDMENT AND (iii) FOR THE APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED 1996 STOCK OPTION PLAN.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

1. ELECTION OF DIRECTORS: Authority to vote this Proxy for the election of the following persons as directors is:

            / / GRANTED                                / / WITHHELD

     (Except as indicated otherwise)

     IF THERE IS ANY INDIVIDUAL DIRECTOR WITH RESPECT TO WHOM YOU DESIRE TO WITHHOLD YOUR VOTE, YOU MAY DO SO BY LINING THROUGH OR OTHERWISE STRIKING OUT HIS NAME.

                        Ronald F. Seale, Earl Takefman,
                        Richard Parker, Mark Hershhorn
                        and Beryl Artz

2. Approval of amendments to the Company's Certificate of Incorporation which will effect a reverse stock split of the Company's Common Stock (such split to combine a number of outstanding shares of common stock between two (2) and four (4) into one (1) share of common stock) depending upon a determination by the Board of Directors that such a reverse stock split is advisable to comply with the listing requirements of the Nasdaq SmallCap Market, among other considerations, and authorizing the Board of Directors to file one such amendment.

                 / / FOR         / / AGAINST         / / ABSTAIN

3. Approval of an amendment to the Company's Amended and Restated 1996 Stock Option Plan to increase the number of shares of the Company's Common Stock that may be subject to outstanding options.

                 / / FOR         / / AGAINST         / / ABSTAIN

                  PLEASE SIGN, DATE AND RETURN THE PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.



                  PLEASE CHECK HERE IF YOU
                  PLAN TO ATTEND THE ANNUAL
                  MEETING                     / /


Signature____________ Signature_____________ Dated: ________, 1999

NOTE: Please sign exactly as your name appears above. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.